Exhibit 99.1

New York Coal Trade Association Peter T Socha March 6, 2009

The Market View in 2007 NYMEX Coal Prices2005-2008 Started Selling Coal June 2008 Stopped Selling Coal Nov 2007 $130 $110 $90 $70 $50 $30 2005 2008

What We Saw in 2007…..What We See Today

Agenda ●Our Pricing Model ●The Market View in 2007 ●The Market View in 2009 ●Things We Are Watching ●Our Strategy

Our Pricing Model Anecdotal Analytical

Our Pricing Model ANECDOTA:  15 Traders 25 Producers 40 Gencos15 Consultants 20 Vendors20 Transportation

Our Pricing Model ANALYTICAL  Railroad Car Loadings Inventories Weather Natural Gas Prices Demand Exports

Agenda ●Our Pricing Model ●The Market View in 2007●The Market View in 2009 ●Things We Are Watching ●Our Strategy

The Market View in 2007 ●Supply is Coming Down ●Demand is Going Up ●Exports are Going Up ●Inventories are Adjusting

The Market View in 2007 Cumulative Change 2007 CAPP Production  2,000,000  -2,000,000 0 -6,000,000 -4,000,000 -10,000,000 -8,000,000 Jan 2007 8.7 Million Tons  Source: EIA Data for  Eastern Kentucky, Southern West Virginia, and Virginia

The Market View in 2007 Cumulative Change in 2007 Coal Fired Electric Generation 25,000 30,000 15,000 20,000 5,000 10,000 -10,000 -5,000 Source: EIA, Edison Electric Institute Jan 2007 Dec 200725,944 MWH

The Market View in 2007 Cumulative Change in Exports (000’s) 14,000,000 16,000,000 10,000,000 12,000,000 8,000,000 4,000,000 6,000,000 0 2,000,000 14.5 Million Tons Jan 2007 Dec 2007

The Market View in 2007 The Hard Coal Market in Europe Totals 350 Million Tons 250 Million Tons Has Issues ●Lower production ●Falling government subsidies for coal ●More internal demand Growing markets close to home (Asia) ●New environmental regulations in EU2/3 1/3

The Market View in 2007 The Rate of Change in  Inventories (Year-over-Year)(Year-over-Year) Dec 31, 2006 (Actual)  June 30, 2007 (Actual) Dec  31, 2007 (EIA Projection) 2002 2005 2006 2007 2003 2004 40% 30% 35% 25%  15% 20%  0% 5% 10% -10%-5% -15%  -20%

The Market View in 2007 “Steam Coal Will Never Be Exported From the U.S.” “Our Traditional Sources Have Gone Away.” “This is all Due to the Weather in Australia and China.” “Can the U.S. Export Steam Coal”

The Market View in 2007 Uncommitted 2009 CAPP(As of Feb 28, 2008) •Through November 21, 2007**      Through September 30, 2007***     Through October 22, 2007Source: Company filings and press releases 25% 37% 72% 89% Co. A**Co. B**Co. C***JRCC*

Agenda ●Our Pricing Model ●The Market View in 2007 ●The Market View in 2009 ●Things We Are Watching ●Our Strategy

The Market View in 2009 ●Supply is Coming Down, Some Demand is Coming Down, For Now ●Exports are Going Down ●Inventories are Adjusting

The Market View in 2009 Cumulative Change CAPP Production 10,000,000 7,000,000 8,000,000 9,000,000 6,000,000 3,000,000 4,000,000 5,000,0000 1,000,000 2,000,000 Jul 2008 Feb 2009 7.8 MillionTons

The Market View in 2009 Cumulative Change in2008 Coal Fired Electric Generation 10,000 15,0000 5,000 -10,000 -5,000 -20,000- 15,000 Source: EIA, Edison Electric Institute-25,000Jan 2008Dec 2008 24,197 MWH

The Market View in 2009 Weekly Exports(000’) 1,600,000 1,800,0001,400,000 1,200,000 1,000,000 600,000 800,000 Jul 2008 Feb 2009

The Market View in 2009 South Atlantic Coal Inventories Year-Over-Year Change 1,000 (10.109) -3,000-1,000 -7,000 -5,000 (5,944) -11,000 -9,000 -13,000 Jul 2008 Feb 2009 Source: Genscape

The Market View in 2009 “CAPP Production Took a Step Down in February” We are Dispatching Gas in Front of Scrubbed Coal.  We Can’t Find any Purchased Coal Where Will We (India) Find Our Coal

Agenda ●Our Pricing Model ●The Market View in 2007 ●The Market View in 2009 ●Things We Are Watching ●Our Strategy

Things We Are Watching ●Private Company Production ●Fuel Switching ●International Markets

Things We Are Watching Production From 206 of The Smallest Private Underground Mines 3,940 4,276 4,061 3,623 3,634 15% Q4-2007Q4-2008Source: MSHA Data for 206 Private Company Mines

Things We Are Watching Production From 209 of The Smallest Private Surface Mines 7,465  6,698 6,499 6,369 5,782 23% Q4-2007Q4-2008Source: MSHA Data for 209 Private Company Mines

Things We Are Watching Permit Backlog 90 210 Federal(Louisville)State(Kentucky)Includes surface mines, underground mines and preparation plants

Things We Are Watching Weekly EIA Production Data •Estimates Released Every Thursday •Based, in Part, on Shipments •Do High Inventories Distort the Production Estimates? 12/31/07 09/30/08 12/31//08 Total = $536mmTotal = $596mmTotal = $688mmSource: SEC Filings for ANR, CNX, ICO, MEE and PCX

Things We Are Watching Fuel Switching Year Over Year Change 56% 60% 40% 20% -1% 2% -6% 11% 0% -19% -11% -40% -20% September October November 0% Natural Gas CoalSource: EIA

Things We Are Watching Natural Gas Shale Well Production Drilling Rig Count (Natural Gas) US Average Fayettesville Barnett Marcellus Haynesville Mcfe/d 0 2 41 6 750 950 1,150, 1,350, 1,550, 1,539,970, Jul 2008 Feb 2009  ●Drilling Rig Counts are Declining Rapidly ●Lag Time Between Drilling and Initial Production The Location of the Remaining Rigs is Very Important 31 ●New Shale Wells are Very Productive, But Have Very Steep Decline Curves

Things We Are Watching NYMEX Breakeven Analysis(25 Natural Gas E&P Companies)(MCFE) $13.00 $11.00 $9.00 $7.00 $5.00 $3.00Source: Bank Of America Securities High Yield Energy Weekly, February 2, 2009 $4.07(as of Mar 5)

Things We Are Watching Foreign Economies Exchange Rates Russia Currency Reserves-31.5% -36.9% 581 381 5% -5% -15% -25% -35% -45% 600 550 500 450 400 6350 300Sep 2008 Feb 2009 Ruble Zloty ●Exports Should Increase Dramatically With Falling Currency Rates They Increased Initially, But Have Not Followed Through 33 ●Wages Were A Problem During Previous Periods of Currency Devaluation

Things We Are Watching International Markets “Coal India LTD., one of India’s largest coal suppliers, commented on its 228mm  ton projection for coal shortfall 8pjin 2011-2012.  This is higher than original estimates by 51mm tons as a result of the Indian government requiring the company to enter into binding coal supply agreements with buyers, even if the supply is unavailable. “ For Context •Total 2008 India Coal Consumption was 508mm Tons •Total 2008 Coal Exports From South Africa & Indonesia were 221mm tons •Total 2008 CAPP Production was +/-230mm tons

Agenda ●Our Pricing Model ●The Market View in 2007●The Market View in 2009 ●Our Strategy ●Things We Are Watching

Our Current Strategy ●The International Markets will be Interesting, but not a Key Driver of US Prices for 12-24 Months ●Coal Fired Demand is Falling First, but Should Moderate Later ●Coal Supply will Fall Later, But Harder Industrial Gas Demand will be an Important Indicator ●This Commodity Cycle will be More Volatile Than Recent Cycles, Both Down and Up

Group Discussion